POWER OF ATTORNEY

    Know all by these presents, that the undersigned hereby constitues and appoint each of  Robert A. Whitman and Stephen D. Young its true and lawful attorney-in-fact and agent, each acting alone, with full power of subsitution for me and inmy name, place and stead, to:

1.
 execute for the undersigned and on its behalf, as a beneficial owner of more than 10 percent of any class of any equity security of Franklin Covey Co. which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Forms 3, 4, or 5 in accordance iwth the Section 16(a) of the Exchange Act and the rules promulgated thereunder;

2.
 do and perform any and all acts for the undersigned and on its behalf which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto and timely file such Form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.
 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to the undersigned, in its best interest or legally required by it, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents an dpurposes as it might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by birtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at its request, are not assuming, nor is Franklin Covey Co. assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

    This Power of Attorney shall reman in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to its holdings of and transactions in securities of Franklin Covey Co., unless earlier revoked by it in a signed writing delivered to the attorneys-in-fact named above.

IN WITNESS WHEREOF, I have signed this Power of Attorney on July 7, 2005.

KNOWLEDGE CAPITAL INVESTMENT GROUP
By: Inspiration Investments Partners III, L.P., Its Manager
By: Inspiration Investments GenPar III, L.P., Its General Partner
By: Hampstead Associates, Inc., Its Managing General Partner

By:	/s/ LISA ROSS
Lisa Ross
Its: Secretary